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                                                                    EXHIBIT 10.6


                                O'CHARLEY'S INC.

                           RESTRICTED STOCK AGREEMENT

         This RESTRICTED STOCK AGREEMENT (the "Agreement") dated as of November 15, 2004 is by and between O'Charley's Inc., a Tennessee corporation (the "Company"), and Lawrence E. Hyatt (the "Grantee"). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the O'Charley's 2000 Stock Incentive Plan (the "Plan").

         Section 1. Restricted Stock Award. The Grantee is hereby granted the right to receive 20,000 shares (the "Restricted Stock") of the Company's common stock, no par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement.

         Section 2. Vesting of the Award. Subject to Sections 5 and 9 hereof, the shares of Restricted Stock granted pursuant to Section 1 hereof shall vest at such times (each, a "Vesting Date") and in the amounts set forth below:

         (a) (i) none of the shares of Restricted Stock granted hereunder shall vest on the first anniversary of the date of grant in the event that the Company's reported diluted earnings per share for the 2005 fiscal year (the "2005 EPS") is less than $1.22 (the "2005 Minimum Vesting EPS Target"); (ii) 25% of the total number of shares of Restricted Stock granted hereunder shall vest on the first anniversary of the date of grant if and only if the Company's 2005 EPS is equal to or exceeds $1.34 (the "2005 Full Vesting EPS Target"); and (iii) in the event that the Company's 2005 EPS is less than the 2005 Full Vesting EPS Target but greater than or equal to the 2005 Minimum Vesting EPS Target, the number of shares of Restricted Stock that shall vest on the first anniversary of the date of grant shall be determined on a pro rata(1) basis;

         (b) (i) none of the shares of Restricted Stock granted hereunder shall vest on the second anniversary of the date of grant in the event that the Company's cumulative reported diluted earnings per share for the 2005 and 2006 fiscal years (the "2005-2006 Cumulative EPS") is less than $2.57 (the "2006 Minimum Vesting EPS Target"); (ii) 25% of the total number of shares of Restricted Stock granted hereunder shall vest on the second anniversary of the date of grant if and only if the Company's 2005-2006 Cumulative EPS is equal to or exceeds $2.88 (the "2006 Full Vesting EPS Target"); and (iii) in the event that the Company's 2005-2006 Cumulative EPS is less than the 2006 Full Vesting EPS Target but greater than or equal to the 2006 Minimum Vesting EPS


---------------
(1) For purposes of calculating the pro rata number of shares of Restricted Stock that shall vest on the first anniversary of the date of grant, multiply the number of shares of Restricted Stock granted hereunder by the result of the following formula (rounded to four decimal points):

0.25 * [((2005 EPS - 2005 Minimum Vesting EPS Target)/(2005 Full Vesting EPS Target - 2005 Minimum Vesting EPS Target) * 0.75) + 0.25]

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Target, the number of shares of Restricted Stock that shall vest on the second anniversary of the date of grant shall be determined on a pro rata(2) basis;

         (c) (i) none of the shares of Restricted Stock granted hereunder shall vest on the third anniversary of the date of grant in the event that the Company's cumulative reported diluted earnings per share for the 2005 through 2007 fiscal years (the "2005-2007 Cumulative EPS") is less than $4.05 (the "2007 Minimum Vesting EPS Target"); (ii) all remaining unvested shares of Restricted Stock granted hereunder shall vest on the third anniversary of the date of grant if and only if the Company's 2005-2007 Cumulative EPS is equal to or exceeds $4.64 (the "2007 Full Vesting EPS Target"); and (iii) in the event that the Company's 2005-2007 Cumulative EPS is less than the 2007 Full Vesting EPS Target but greater than or equal to the 2007 Minimum Vesting EPS Target, the number of shares of Restricted Stock that shall vest on the third anniversary of the date of grant shall be determined on a pro rata(3) basis.

         Any unvested shares of Restricted Stock that do not vest on the third anniversary of the date of grant pursuant to the provisions of Section 2(d) hereof shall be immediately forfeited and the Grantee shall have no further rights with respect to such shares of Restricted Stock.

         Notwithstanding anything herein to the contrary, no fractional shares shall be issuable upon any Vesting Date. In addition, in the event that the Compensation and Human Resources Committee of the Board of Directors of the Company (the "Compensation Committee") determines that an event has occurred during any fiscal year which has impacted the Company's reported diluted earnings per share for such fiscal year, the Compensation Committee shall have the right, in its sole and absolute discretion, to increase or decrease the vesting targets to reflect such event for purposes of calculating the vesting of shares of Restricted Stock under this Section 2 for such fiscal year and for any or all future fiscal years.

         Section 3. Distribution of Restricted Stock. Certificates representing the shares of Restricted Stock that have vested under Section 2 will be distributed to the Grantee as soon as practicable after each Vesting Date.




---------------
(2) For purposes of calculating the pro rata number of shares of Restricted Stock that shall vest on the second anniversary of the date of grant, multiply the number of shares of Restricted Stock granted hereunder by the result of the following formula (rounded to four decimal points):

0.25 * [((2005-2006 Cumulative EPS - 2006 Minimum Vesting EPS Target)/(2006 Full Vesting EPS Target - 2006 Minimum Vesting EPS Target) * 0.75) + 0.25]

(3) For purposes of calculating the pro rata number of shares of Restricted Stock that shall vest on the third anniversary of the date of grant, multiply the number of shares of Restricted Stock granted hereunder that remain unvested on such date by the result of the following formula (rounded to four decimal points):

[(2005-2007 Cumulative EPS - 2007 Minimum Vesting EPS Target)/(2007 Full Vesting EPS Target - 2007 Minimum Vesting EPS Target) * 0.75] + 0.25





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         Section 4. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 5.

         Section 5. Termination/Change of Status. In the event that either: (i) Grantee's employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason or (ii) Grantee, for any reason, ceases to remain employed by the Company (or any Subsidiary or Affiliate of the Company) in the same position as Grantee holds on the date hereof (or a substantially equivalent or higher position as determined by the Company in its sole discretion), all shares of Restricted Stock that have not vested prior to the date of termination or change of status shall be immediately forfeited and Grantee shall have no further rights with respect to such shares of Restricted Stock.

         Section 6. No Transfer or Pledge of Restricted Stock. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date such shares have vested, if at all, on any Vesting Date.

         Section 7. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee shall deliver a copy of such election to the Company in accordance with the requirements of the Code and the Regulations promulgated thereunder.

         Section 8. Tax Withholding. The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash (or to withhold from other wages payable to Grantee) in the amount of such withholding taxes.

         Section 9. Change of Control. Upon the occurrence of a Change in Control or a Potential Change in Control as defined in Section 10 of the Plan, all Restricted Stock shall be deemed vested and the restrictions under the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

         Section 10. Stock Subject to Award. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or



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combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock that have been awarded to Grantee shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

         Section 11. Stock Power. Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock. Such stock power shall be in the form attached hereto as Exhibit A.

         Section 12. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

         THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND O'CHARLEY'S INC. (THE "COMPANY"). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE COMPANY.

         Section 13. Restrictive Agreement. As a condition to the receipt of any vested shares of Restricted Stock upon distribution, the Grantee (or his legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he is acquiring the shares without a view to distribution thereof.

         Section 14. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim hereunder.

         Section 15.  Miscellaneous.

                 15.1 Entire Agreement. This Agreement contains the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersedes any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises,



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agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement.

                  15.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  15.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

                  15.4 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

                  15.5 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

                  15.6 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement.

                  15.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.


                           [Signature page to follow.]






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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement to be effective as of November 15, 2004.


                                            O'CHARLEY'S INC.

                                            By: /s/ Gregory L. Burns
                                                --------------------------------

                                            Name: Gregory L. Burns
                                                 -------------------------------

                                            Title: CEO
                                                  ------------------------------


/s/ Lawrence E. Hyatt
--------------------------------
Lawrence E. Hyatt









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EXHIBIT A


                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to O'Charley's Inc. (the "Company"), _________ shares of the Company's common stock represented by Certificate No. ____. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Agreement dated November 15, 2004 between the Company and the undersigned.

Dated:
       -----------------------------

/s/ Lawrence E. Hyatt
------------------------------------
Lawrence E. Hyatt












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